Exhibit 10.89
2006 AMENDMENT
TO THE RENEWED DISTRIBUTORSHIP AGREEMENT AND
THE DISTRIBUTORSHIP ARRANGEMENTS AGREEMENT
DATED MAY 2ND, 1997
This amendment is entered into as of the 1st day of May 2006 by and between Gen-Probe Incorporated, a Delaware corporation, with its principal place of business located at 10210 Genetic Center Drive, San Diego, California 92121 (“GEN-PROBE”) and bioMerieux S.A., a French corporation, having its principal place of business at Chemin de l’Orme, 69280 Marcy L’Etoile, France (“BIOMERIEUX”).
RECITALS
A.	GEN-PROBE and BIOMERIEUX have entered into a Distribution Agreement and a Distributorship Arrangements Agreement (“the Agreements”) both dated May 2nd, 1997, under which GEN-PROBE has appointed BIOMERIEUX as its exclusive distributor for the sales of certain products in certain specified countries. The Agreements have been previously amended by the parties.

B.	GEN-PROBE and BIOMERIEUX have expressed their mutual interest in extending the term of the Agreements and have therefore decided to enter into this 2006 Amendment.
AMENDMENT
Now, therefore, in consideration of the mutual commitments set forth below, the parties hereto agree as follows:
1.	Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreements.

2.	The parties hereto mutually agree to renew the Term of the Agreements for a further period of three years, starting from May 2nd, 2006 (the “Renewed Term”), unless earlier terminated according to the provisions of the Agreements.

3.	Except as expressly modified hereby, all terms and conditions of the original Agreements (as previously amended) shall remain unchanged and in full force and effect.

AGREED TO AND ACCEPTED BY:

GEN-PROBE INCORPORATED	BIOMERIEUX S.A.

By: /s/ R. William Bowen	By: /s/ Benoit Adelus
Name: R. William Bowen	Name: /s/ Benoit Adelus
Title: VP & General Counsel	Title: Executive Vice President

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